Exhibit 99.1

NEWS RELEASE

Contacts

Media:	(713) 296-7276	Bill Mintz
	(713) 296-6100	Patrick Cassidy
	(713) 296-6662	Bob Dye
	(281) 302-2646	John Roper

Investor:	(281) 302-2286
Brady Parish
Castlen Kennedy
Christopher Cortez
Alicia Reis

Website: www.apachecorp.com

APACHE REPORTS FIRST-QUARTER RESULTS, $4 BILLION ASSET SALES GOAL,

PROGRAM TO REPURCHASE UP TO 30 MILLION SHARES

First-quarter production growth driven by 45% increase in North American onshore liquids

Houston, May 9, 2013 – Apache Corporation (NYSE, Nasdaq: APA) reported first-quarter earnings of $698 million, or $1.76 per diluted common share, and adjusted earnings*, which exclude certain items that impact the comparability of operating results, of $806 million or $2.02 per share. During the first quarter, worldwide production increased to 781,819 barrels of oil equivalent (boe) per day driven by a 45 percent increase in North American onshore liquid hydrocarbons output compared with the year-earlier period; earnings declined as a result of lower commodity prices. Cash from operations before changes in operating assets and liabilities* totaled $2.4 billion.

Apache also announced a plan to divest $4 billion in assets by year-end 2013. The company intends to use initial proceeds of $2 billion to reduce debt and enhance financial flexibility. Additional proceeds are intended to be used to repurchase approximately $2 billion of Apache common shares under a 30-million-share repurchase program authorized by the Board of Directors.

APACHE REPORTS FIRST-QUARTER RESULTS — ADD 1

G. Steven Farris, Apache’s chairman and chief executive officer, said, “We are showing strong results from the strategic shift that we outlined in 2012, with production from onshore North American liquids plays of 165,000 barrels per day in the first quarter. We expect our onshore drilling programs will continue to contribute significantly to meeting our production targets.”

Farris added, “This rationalization of our asset base flows naturally from more than $16 billion of acquisitions over the last three years. Our goal is to ensure that Apache’s portfolio has the right mix of assets to generate attractive rates of return, drive production growth, and create shareholder value.

“In this vein, our Board and management team conducted a strategic portfolio review to identify assets that no longer fit our growth profile,” Farris said. “Based on this review, we have a process well under way to divest non-core assets while retaining those that drive long-term growth and generate cash from operations. We are also pursuing other monetizations including joint venture partnerships.

“Proceeds from this program will enable us to reduce debt and repurchase up to 30 million shares or approximately 7.5 percent of shares outstanding,” Farris said. “We believe that as a result of this process, we will become an even stronger company with a focused portfolio of high-growth, high-return assets.”

Agreements pertaining to asset sales and monetizations are subject to market conditions including commodity prices. Apache’s annual production guidance will not be adjusted until it enters into definitive agreements with potential acquirers or joint venture partners.

The timing and actual number of shares repurchased will depend on a variety of factors including the stock price, corporate and regulatory requirements and other market and economic conditions. Repurchased shares would be available for general corporate purposes.

APACHE REPORTS FIRST-QUARTER RESULTS — ADD 2

First-quarter results

In the prior-year period, Apache reported earnings of $778 million or $2.00 per share, adjusted earnings of $1.2 billion or $3.00 per share, and cash from operations before changes in operating assets and liabilities of $2.6 billion.

First-quarter 2013 worldwide production of 781,819 boe per day compared with 769,296 boe per day in the prior-year period and 800,005 boe per day in the fourth quarter of 2012. As previously disclosed, first-quarter 2013 worldwide production was negatively impacted by interruptions associated with cyclones in Australia and third-party gas plant downtime in Canada.

Apache currently is the second most-active U.S. onshore driller with 42 rigs in operation in the Permian Basin and 28 rigs active in the Anadarko Basin. The Permian and Central regions averaged 205,650 boe per day – 26 percent of Apache’s worldwide output – and spent 40 percent of the company’s first-quarter drilling capital.

Growth in onshore liquids output was offset by the deferred production of 4,100 boe per day in Canada and 3,500 boe per day in Australia, lower North American gas production because of reduced dry gas drilling activity and natural field declines in other international regions.

The company had previously incorporated production deferrals and declines into its production guidance, and remains on track to achieve its full-year guidance of 3 to 5 percent production growth. This production guidance has not been adjusted for any variances associated with future divestitures.

Operational highlights

•

Production in the Anadarko Basin – Apache’s Central Region – increased 129 percent from the year-earlier period to 86,215 boe per day, largely a result of successful drilling in the Tonkawa, Granite Wash and other liquids-rich formations.

APACHE REPORTS FIRST-QUARTER RESULTS — ADD 3

•

Permian Basin production rose to 119,435 boe per day, up 20 percent from the prior-year period, as a result of increased drilling and recompletion activity in oil and liquids-rich plays, including the Wolfcamp Shale, the Cline Shale and Yeso.

•

The Tonto oil field in the United Kingdom sector of the North Sea commenced production on April 24, 2013. Tonto-1, the first producing well, came on stream at an initial rate of 10,346 barrels of oil per day through a tie-back to the Forties Bravo production platform.

•	Three discoveries in three basins in Egypt – Alamein, Faghur and Matruh – highlighted the company’s diverse potential for new oil and gas developments across its concessions.

Oil and gas prices

Liquid hydrocarbons represented 53 percent of first-quarter production but contributed 82 percent of revenues because of the premium prices received for crude oil versus natural gas.

Worldwide, Apache received an average price of $101.72 per barrel of oil during the first quarter, down from $111.22 per barrel during the prior-year period. Apache’s oil realizations reflect higher prices relative to the West Texas Intermediate benchmark realized on Dated Brent crude produced in the company’s Australia, North Sea and Egypt regions, and on sweet crude from the Gulf of Mexico regions. Apache received these premium prices on approximately 68 percent of its crude oil production.

Apache received an average of $3.72 per thousand cubic feet (Mcf) of natural gas, down from $3.82 per Mcf in the prior-year period. The average price received for Apache’s international gas production – $3.99 per Mcf – exceeded the average price received for company’s North American gas production for the fifth consecutive quarter. Approximately 37 percent of Apache’s gas output is produced outside North America.

APACHE REPORTS FIRST-QUARTER RESULTS — ADD 4

*Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below. For supplemental financial and operational data and non-GAAP information, please go to http://www.apachecorp.com/financialinfo.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com.

Conference call

Apache will conduct a conference call to discuss its results and its portfolio review at 9 a.m. Central time on Thursday, May 9. The conference call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately noon on May 9. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 84101004.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Apache’s operations, including statements about our drilling plans and production expectations, asset sales and monetizations and share repurchases. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results

APACHE REPORTS FIRST-QUARTER RESULTS — ADD 5

and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2012 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(In millions, except per share data)

	For the Quarter Ended March 31,
	2013	2012
REVENUES AND OTHER:
Oil revenues	$3,255	$3,512
Gas revenues	735	811
NGL revenues	156	134

Oil and gas production revenues	4,146	4,457
Other	(70)	79

	4,076	4,536

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	1,265	1,135
Additional	65	521
Other assets	105	84
Asset retirement obligation accretion	65	55
Lease operating expenses	771	673
Gathering and transportation	74	77
Taxes other than income	242	257
General and administrative	116	128
Merger, acquisitions & transition	—	6
Financing costs, net	53	40

	2,756	2,976

INCOME BEFORE INCOME TAXES	1,320	1,560
Current income tax provision	497	725
Deferred income tax provision	106	38

NET INCOME	717	797
Preferred stock dividends	19	19

INCOME ATTRIBUTABLE TO COMMON STOCK	$698	$778

NET INCOME PER COMMON SHARE:
Basic	$1.78	$2.02
Diluted	$1.76	$2.00

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	392	385
Diluted	408	399

DIVIDENDS DECLARED PER COMMON SHARE	$0.20	$0.17

APACHE CORPORATION

SUMMARY OF CAPITAL COSTS INCURRED

(In millions)

	For the Quarter Ended March 31,
	2013	2012
CAPITAL EXPENDITURES (1):
Exploration & Development Costs
United States	$1,269	$794
Canada	258	198

North America	1,527	992

Egypt	262	250
Australia	225	78
North Sea	177	196
Argentina	33	84
New Ventures - International	5	21

International	702	629

Worldwide Exploration & Development Costs	$2,229	$1,621

Gathering, Transmission and Processing Facilities
United States	$18	$12
Canada	30	44
Egypt	19	17
Australia	180	172
Argentina	2	4

Total Gathering, Transmission and Processing	$249	$249

Capitalized Interest	$93	$66

Capital Expenditures, excluding Acquisitions	$2,571	$1,936

Acquisitions	$310	$60

(1)	Accrual basis

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(In millions)

	March 31, 2013	December 31, 2012
Cash and Cash Equivalents	$248	$160
Other Current Assets	4,600	4,802
Property and Equipment, net	54,289	53,280
Goodwill	1,369	1,289
Other Assets	1,286	1,206

Total Assets	$61,792	$60,737

Short-Term Debt	$994	$990
Other Current Liabilities	4,568	4,546
Long-Term Debt	11,485	11,355
Deferred Credits and Other Noncurrent Liabilities	12,758	12,515
Shareholders’ Equity	31,987	31,331

Total Liabilities and Shareholders’ Equity	$61,792	$60,737

Common shares outstanding at end of period	392	392

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended March 31,
	2013	2012
OIL VOLUME - Barrels per day
Central	20,526	6,483
Permian	67,900	56,481
GOM Deepwater	7,235	5,801
GOM Shelf	43,625	46,585
GC Onshore	9,977	10,578

United States	149,263	125,928
Canada	17,176	15,582

North America	166,439	141,510

Egypt	91,315	99,490
Australia	20,001	30,398
North Sea	68,462	65,946
Argentina	9,297	9,632

International	189,075	205,466

Total	355,514	346,976

NATURAL GAS VOLUME - Mcf per day
Central	277,025	165,863
Permian	185,713	180,253
GOM Deepwater	31,136	46,996
GOM Shelf	254,405	332,140
GC Onshore	105,412	92,241

United States	853,691	817,493
Canada	519,175	636,227

North America	1,372,866	1,453,720

Egypt	365,612	376,067
Australia	214,395	224,337
North Sea	55,032	67,066
Argentina	188,259	211,193

International	823,298	878,663

Total	2,196,164	2,332,383

NGL VOLUME - Barrels per day
Central	19,517	3,513
Permian	20,583	12,650
GOM Deepwater	887	256
GOM Shelf	5,999	3,594
GC Onshore	2,313	2,304

United States	49,299	22,317
Canada	6,663	6,312

North America	55,962	28,629

North Sea	1,494	1,966
Argentina	2,822	2,994

International	4,316	4,960

Total	60,278	33,589

BOE per day
Central	86,215	37,640
Permian	119,435	99,173
GOM Deepwater	13,311	13,890
GOM Shelf	92,024	105,535
GC Onshore	29,859	28,255

United States	340,844	284,493
Canada	110,368	127,932

North America	451,212	412,425

Egypt	152,250	162,168
Australia	55,734	67,788
North Sea	79,128	79,090
Argentina	43,495	47,825

International	330,607	356,871

Total	781,819	769,296

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended March 31,
	2013	2012
AVERAGE OIL PRICE PER BARREL
Central	$88.15	$98.79
Permian	82.78	98.36
GOM Deepwater	110.47	110.83
GOM Shelf	111.67	114.04
GC Onshore	111.03	113.41
United States (1)	94.45	102.08
Canada	82.33	92.47
North America (1)	93.20	101.02
Egypt	110.99	123.55
Australia (1)	112.35	122.95
North Sea (1)	110.53	113.19
Argentina	75.36	83.03
International (1)	109.22	118.24
Total (1)	101.72	111.22

AVERAGE NATURAL GAS PRICE PER MCF
Central	$3.73	$3.10
Permian	3.77	3.72
GOM Deepwater	3.40	2.98
GOM Shelf	3.54	3.17
GC Onshore	3.55	2.80
United States (1)	3.75	3.93
Canada (1)	3.23	3.41
North America (1)	3.56	3.70
Egypt	2.95	3.79
Australia	4.94	4.18
North Sea	10.00	7.97
Argentina	3.18	2.98
International	3.99	4.02
Total (1)	3.72	3.82

AVERAGE NGL PRICE PER BARREL
Central	$26.54	$37.48
Permian	25.71	44.78
GOM Deepwater	34.68	38.51
GOM Shelf	28.87	42.93
GC Onshore	33.69	47.16
United States	26.96	43.51
Canada	32.15	41.63
North America	27.58	43.09
North Sea	71.16	84.11
Argentina	30.28	26.20
International	44.43	49.16
Total	28.78	43.99

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings:

The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:

•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•

Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter Ended March 31,
	2013	2012
Income Attributable to Common Stock (GAAP)	$698	$778

Adjustments:
Oil & gas property write-downs, net of tax	42	390
Deferred tax adjustments	39	—
Commodity derivative mark-to-market, net of tax	31	—
Unrealized foreign currency fluctuation impact on deferred tax expense	(4)	7
Merger, acquisitions & transition, net of tax	—	3

Adjusted Earnings (Non-GAAP)	$806	$1,178

Net Income per Common Share - Diluted (GAAP)	$1.76	$2.00

Adjustments:
Oil & gas property write-downs, net of tax	0.10	0.97
Deferred tax adjustments	0.10	—
Commodity derivative mark-to-market, net of tax	0.07	—
Unrealized foreign currency fluctuation impact on deferred tax expense	(0.01)	0.02
Merger, acquisitions & transition, net of tax	—	0.01

Adjusted Earnings Per Share - Diluted (Non-GAAP)	$2.02	$3.00

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:

The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended March 31,
	2013	2012
Net cash provided by operating activities	$2,621	$2,007
Changes in operating assets and liabilities	(263)	641

Cash from operations before changes in operating assets and liabilities	$2,358	$2,648